Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR SECOND QUARTER FISCAL 2017

Revenue Increases 34% to $639.5 Million; Net Loss Attributable to Lionsgate Shareholders is $(17.5) Million or Basic Net Loss per Common Share of $(0.12)

Television Production Revenues Increase 43%; Motion Picture Group Revenues Grow 31%

Filmed Entertainment Backlog Remains at $1.5 Billion

SANTA MONICA, CA and VANCOUVER, BC, November 3, 2016 - Lionsgate (NYSE: LGF) today reported revenue of $639.5 million, net loss attributable to Lionsgate shareholders of $(17.5) million or basic net loss per common share of $(0.12), adjusted net income attributable to Lionsgate shareholders of $16.9 million or adjusted basic EPS of $0.11, and adjusted EBITDA of $2.6 million for the second quarter of fiscal 2017 (quarter ended September 30, 2016).

“We achieved solid revenue gains across our core businesses, highlighted by another strong performance from our Television Group, in what we expect to be the last quarter for which we report Lionsgate financial results on a standalone basis,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “We’re making great progress in planning the integration of Starz and Lionsgate, and next quarter we expect to report combined numbers that will begin to reflect the scope of our vertically integrated global content platform, supported by strong free cash flow generation and a more diversified income stream.”

Revenue of $639.5 million for the quarter grew 34% from the prior-year quarter driven by strong gains in both segments. Motion Picture Group revenues grew 31% as the Company had seven wide theatrical releases in the quarter compared to three wide theatrical releases in the prior year quarter. Television Production revenues increased 43% from the prior-year quarter due primarily to $43 million in domestic television revenue from the Pilgrim Media Group, acquired in November 2015, as well as the mix of television episodes delivered in the quarter.

Net loss attributable to Lionsgate shareholders for the quarter of $(17.5) million or basic net loss per common share of $(0.12) on 147.8 million weighted average number of common shares outstanding narrowed from a net loss attributable to Lionsgate shareholders of $(42.1) million or basic net loss per common share of $(0.28) on 148.3 million weighted average number of common shares outstanding during the prior year quarter. EPS in the quarter also included a larger income tax benefit.

Adjusted EBITDA of $2.6 million for the quarter increased from adjusted EBITDA of negative $(8.1) million in the prior year quarter.  Adjusted net income attributable to Lionsgate shareholders of $16.9 million or adjusted basic EPS of $0.11 for the quarter increased from adjusted net loss attributable to Lionsgate shareholders of $(28.4) million or adjusted basic net loss per common share of $(0.19) in the prior year quarter.

Increases in adjusted EBITDA and adjusted EPS in the quarter were attributable in part to gains in profitability in the Television Group and higher revenue in the Motion Picture Group which offset the increased marketing and distribution costs for a larger theatrical slate.

Overall Motion Picture segment revenue was $464.4 million in the quarter compared to $354.0 million in the prior year quarter. Theatrical revenue more than doubled to $62.0 million due to the larger release slate. Television revenues from the Motion Picture segment increased 16% to $69.3 million.

Lionsgate’s home entertainment revenue from Motion Picture and Television Production increased 5% to $160.7 million driven by gains of 31% in motion picture digital home entertainment revenue and the strong home entertainment performance of Now You See Me 2.

International Motion Picture revenue increased 56% to $168.3 million driven by the strong performance of Now You See Me 2, which has grossed nearly $350 million worldwide. Nerve, Deepwater Horizon and Lionsgate UK’s London Has Fallen also contributed to the revenue growth in the quarter.

The Company’s hit Tyler Perry’s Boo! A Madea Halloween, which has been number one at the domestic box office the past two weeks, was released after the end of the quarter.

Television Production segment revenue increased 43% in the quarter to $175.1 million, led by a 76% increase in domestic television revenue which offset declines in international television and television home entertainment revenue.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, remained at a near record $1.5 billion at September 30, 2016.

Lionsgate senior management will hold its analyst and investor conference call to discuss its second quarter fiscal 2017 financial results at 5:00 PM ET/2:00 PM PT today, Thursday, November 3.  Interested parties may participate live in the conference call by calling 1-800-230-1085 (612-288-0329 outside the U.S. and Canada).  A full digital replay will be available from Friday afternoon, November 4, through Friday, November 11, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 403502.

ABOUT LIONSGATE

Lionsgate is a premier next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, international distribution and sales, branded channel platforms, interactive ventures and games, and location-based entertainment.  The Company has nearly 80 television shows on 40 different networks spanning its primetime production, distribution and syndication businesses.  These include the ground-breaking hit series Orange is the New Black, the fan favorite drama series Nashville, the syndication success The Wendy Williams Show, the hit drama series The Royals, the Golden Globe-nominated dramedy Casual and the breakout success Greenleaf.

The Company’s feature film business spans eight labels and includes the blockbuster Hunger Games franchise, the Now You See Me and John Wick series, Tyler Perry’s Boo! A Madea Halloween, Nerve, CBS Films/Lionsgate’s Hell or High Water, Sicario, Roadside Attractions' Love & Mercy and Mr. Holmes, Codeblack Films’ Addicted and breakout concert film Kevin Hart: Let Me Explain and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates.  Lionsgate handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as a foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com

***
For further information, Investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For Media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, including our proposed acquisition of Starz, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Quarterly Reports on Form 10-Q and Registration Statements on Form S-4, filed with the Securities and Exchange Commission, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	March 31, 2016
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$105,953	$57,742
Restricted cash	2,900	2,906
Accounts receivable, net of reserves for returns and allowances of $42,355 (March 31, 2016 - $51,809) and provision for doubtful accounts of $5,519 (March 31, 2016 - $6,014)	953,251	1,049,289
Investment in films and television programs, net	1,328,798	1,478,296
Property and equipment, net	42,655	43,384
Investments	502,287	464,346
Goodwill	534,780	534,780
Other assets	71,207	69,075
Deferred tax assets	223,127	134,421
Total assets	$3,764,958	$3,834,239
LIABILITIES
Senior revolving credit facility	$297,803	$156,136
5.25% Senior Notes	221,689	220,796
Term Loan	389,197	388,207
Accounts payable and accrued liabilities	348,690	377,698
Participations and residuals	651,594	607,358
Film obligations and production loans	512,678	715,018
Convertible senior subordinated notes	101,140	99,984
Deferred revenue	292,038	328,244
Total liabilities	2,814,829	2,893,441
Commitments and contingencies
Redeemable noncontrolling interest	93,025	90,525
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 148,301,707 shares issued (March 31, 2016 - 146,785,940 shares)	904,255	885,800
Retained earnings (accumulated deficit)	(18,453)	7,584
Accumulated other comprehensive loss	(28,698)	(43,111)
Total shareholders’ equity	857,104	850,273
Total liabilities and shareholders’ equity	$3,764,958	$3,834,239

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Amounts in thousands, except per share amounts)
Revenues	$639,534	$476,759	$1,193,109	$885,700
Expenses:
Direct operating	386,908	292,810	753,184	523,120
Distribution and marketing	221,953	153,140	346,992	225,064
General and administration	84,491	67,577	163,158	128,289
Depreciation and amortization	4,347	2,520	9,963	4,350
Total expenses	697,699	516,047	1,273,297	880,823
Operating income (loss)	(58,165)	(39,288)	(80,188)	4,877
Other expenses (income):
Interest expense
Cash interest	13,522	10,357	26,414	20,728
Amortization of debt discount and deferred financing costs	2,360	2,273	4,702	4,527
Total interest expense	15,882	12,630	31,116	25,255
Interest and other income	(1,231)	(555)	(2,180)	(1,155)
Total other expenses, net	14,651	12,075	28,936	24,100
Loss before equity interests and income taxes	(72,816)	(51,363)	(109,124)	(19,223)
Equity interests income	1,908	7,149	12,754	18,537
Loss before income taxes	(70,908)	(44,214)	(96,370)	(686)
Income tax provision (benefit)	(53,604)	(2,145)	(79,906)	699
Net loss	(17,304)	(42,069)	(16,464)	(1,385)
Less: Net (income) loss attributable to noncontrolling interest	(154)	—	260	—
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(17,458)	$(42,069)	$(16,204)	$(1,385)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.12)	$(0.28)	$(0.11)	$(0.01)
Diluted net loss per common share	$(0.12)	$(0.28)	$(0.11)	$(0.01)

Weighted average number of common shares outstanding:
Basic	147,804	148,345	147,511	147,984
Diluted	147,804	148,345	147,511	147,984

Dividends declared per common share	$—	$0.09	$0.09	$0.16

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Amounts in thousands)
Operating Activities:
Net loss	$(17,304)	$(42,069)	$(16,464)	$(1,385)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,347	2,520	9,963	4,350
Amortization of films and television programs	296,155	200,871	588,549	361,290
Amortization of debt discount and deferred financing costs	2,360	2,273	4,702	4,527
Non-cash share-based compensation	24,469	17,392	46,200	33,983
Other non-cash items	1,250	—	2,500	—
Equity interests income	(1,908)	(7,149)	(12,754)	(18,537)
Deferred income taxes	(56,141)	(3,403)	(86,861)	(2,612)
Changes in operating assets and liabilities:
Restricted cash	7,901	—	6	—
Accounts receivable, net	(56,616)	(122,166)	89,346	12,007
Investment in films and television programs	(196,659)	(219,609)	(446,670)	(535,470)
Other assets	(4,936)	686	(4,234)	(1,828)
Accounts payable and accrued liabilities	62,412	61,036	(8,449)	(34,300)
Participations and residuals	934	15,022	44,524	44,938
Film obligations	14,373	(1,930)	19,891	(11,148)
Deferred revenue	(29,328)	(41,199)	(35,851)	(24,423)
Net Cash Flows Provided By (Used In) Operating Activities	51,309	(137,725)	194,398	(168,608)
Investing Activities:
Investment in equity method investees	(1,172)	(2,859)	(5,344)	(3,659)
Distributions from equity method investees	2,263	—	2,263	—
Purchases of property and equipment	(3,395)	(3,632)	(6,301)	(6,880)
Net Cash Flows Used In Investing Activities	(2,304)	(6,491)	(9,382)	(10,539)
Financing Activities:
Senior revolving credit facility - borrowings	269,000	48,000	454,000	48,000
Senior revolving credit facility - repayments	(193,000)	(48,000)	(314,000)	(48,000)
Term Loan - borrowings, net of deferred financing costs of $964 in 2015	—	(348)	—	24,036
Convertible senior subordinated notes - repurchases	—	—	—	(5)
Production loans - borrowings	89,033	167,858	152,296	370,945
Production loans - repayments	(150,996)	(38,198)	(373,726)	(112,474)
Dividends paid	(13,609)	(10,376)	(26,819)	(20,563)
Distributions to noncontrolling interest	(1,150)	—	(3,309)	—
Excess tax benefits on equity-based compensation awards	—	(45)	—	—
Exercise of stock options	77	1,335	500	4,453
Tax withholding required on equity awards	(13,501)	(2,901)	(27,253)	(18,983)
Net Cash Flows Provided By (Used In) Financing Activities	(14,146)	117,325	(138,311)	247,409
Net Change In Cash And Cash Equivalents	34,859	(26,891)	46,705	68,262
Foreign Exchange Effects on Cash	1,197	758	1,506	(542)
Cash and Cash Equivalents - Beginning Of Period	69,897	196,550	57,742	102,697
Cash and Cash Equivalents - End Of Period	$105,953	$170,417	$105,953	$170,417

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents EBITDA, Adjusted EBITDA, free cash flow, adjusted net income (loss) attributable to Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") shareholders, and adjusted earnings (loss) per share, all of which are important financial measures for the Company but are not financial measures defined by generally accepted accounting principles ("GAAP").

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission (the "SEC") and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States (“U.S.”) GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.

These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Definitions and reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, non-cash imputed interest charge, start-up losses of new business initiatives, and backstopped prints and advertising expense.

Free Cash Flow

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, and plus or minus excess tax benefits on equity-based compensation awards if applicable. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders, and Adjusted Earnings (Loss) Per Share

Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, non-cash imputed interest charge net of related interest income, start-up losses of new business initiatives, and backstopped prints and advertising expense, net of taxes at the applicable statutory rate and net of the amounts attributable to noncontrolling interest.

Adjusted earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders per weighted average shares outstanding.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Amounts in thousands)
Net loss	$(17,304)	$(42,069)	$(16,464)	$(1,385)
Depreciation and amortization	4,347	2,520	9,963	4,350
Interest, net	14,651	12,075	28,936	24,100
Income tax provision (benefit)	(53,604)	(2,145)	(79,906)	699
EBITDA	$(51,910)	$(29,619)	$(57,471)	$27,764

Stock-based compensation	21,637	17,392	43,817	34,271
Restructuring and other items(1)	10,257	4,207	17,688	4,207
Non-cash imputed interest charge(2)	340	—	961	—
Purchase accounting and related adjustments(3)	4,599	—	10,153	—
Start-up losses of new business initiatives(4)	9,521	2,764	19,897	3,478
Backstopped prints and advertising expense(5)	8,114	(2,879)	8,258	(6,813)
Adjusted EBITDA	$2,558	$(8,135)	$43,303	$62,907

(1)
Restructuring and other items includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable, included in general and administrative expense. Amounts in the three and six months ended September 30, 2016 primarily represent professional fees associated with the Starz Transaction and certain severance costs, of which approximately $2.4 million are non-cash charges resulting from the acceleration of vesting of stock awards. Amounts in the three and six months ended September 30, 2015 represent pension withdrawal costs of $2.7 million related to an underfunded multi-employer pension plan that the Company is no longer participating in, and professional fees associated with certain strategic transactions.

(2)	Non-cash imputed interest charge represents a charge associated with the interest cost of long-term accounts receivable for Television Production licensed product that become due beyond one-year.

(3)
Purchase accounting and related adjustments in the three and six months ended September 30, 2016 represent the incremental amortization expense associated with the non-cash fair value adjustments on television assets of $3.3 million and $7.7 million, respectively, included in direct operating expense resulting from the application of purchase accounting and the charge of $1.3 million and $2.5 million, respectively, included in general and administrative expense related to the accretion of the noncontrolling interest discount.

(4)
Start-up losses of new business initiatives represent losses associated with the Company's direct to consumer initiatives including its subscription video-on-demand platforms and Atom Tickets, the first-of-its-kind theatrical mobile ticketing platform and app. For the three and six months ended September 30, 2016, $5.5 million and $12.4 million, respectively, represents the negative gross contribution (i.e., revenue less direct operating and distribution and marketing expenses) of the consolidated business, $3.2 million and $5.9 million, respectively, is included in the Company's consolidated general and administrative expense and $0.8 million and $1.6 million, respectively, is included in equity interests income. For the three and six months ended September 30, 2015, $0.4 million and $0.4 million, respectively, is included in the Company's consolidated general and administrative expense and $2.3 million and $3.1 million, respectively, is included in equity interests income.

(5)
Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred and expensed net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e., the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure).

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$51,309	$(137,725)	$194,398	$(168,608)
Purchases of property and equipment	(3,395)	(3,632)	(6,301)	(6,880)
Net borrowings under and (repayment) of production loans	(61,963)	129,660	(221,430)	258,471
Excess tax benefits on equity-based compensation awards	—	(45)	—	—
Free Cash Flow, as defined	$(14,049)	$(11,742)	$(33,333)	$82,983

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended September 30, 2016
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (loss) (1)	Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$(70,908)	$(17,304)	$(17,458)	$(0.12)	$(0.12)
Stock-based compensation	21,637	14,520	14,520	0.10	0.10
Restructuring and other items(3)	10,257	6,540	6,540	0.04	0.04
Non-cash imputed interest charge(4)	(691)	(439)	(439)	(0.00)	(0.00)
Purchase accounting and related adjustments(5)	5,403	4,170	2,144	0.01	0.01
Start-up losses of new business initiatives(6)	10,167	6,456	6,456	0.04	0.04
Backstopped prints and advertising expense	8,114	5,152	5,152	0.03	0.03
As adjusted for items above	$(16,021)	$19,095	$16,915	$0.11	$0.11

	Three Months Ended September 30, 2015
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (loss)(1)	Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$(44,214)	$(42,069)	$(42,069)	$(0.28)	$(0.28)
Stock-based compensation	17,392	11,014	11,014	0.07	0.07
Restructuring and other items(3)	4,207	2,711	2,711	0.02	0.02
Start-up losses of new business initiatives(6)	2,764	1,781	1,781	0.01	0.01
Backstopped prints and advertising expense	(2,879)	(1,823)	(1,823)	(0.01)	(0.01)
As adjusted for items above	$(22,730)	$(28,386)	$(28,386)	$(0.19)	$(0.19)

	Six Months Ended September 30, 2016
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (loss) (1)	Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$(96,370)	$(16,464)	$(16,204)	$(0.11)	$(0.11)
Stock-based compensation	43,817	28,604	28,604	0.19	0.19
Restructuring and other items(3)	17,688	11,270	11,270	0.08	0.07
Non-cash imputed interest charge(4)	(832)	(528)	(528)	(0.00)	(0.00)
Purchase accounting and related adjustments(5)	11,771	9,086	4,671	0.03	0.03
Start-up losses of new business initiatives(6)	21,101	13,399	13,399	0.09	0.09
Backstopped prints and advertising expense	8,258	5,244	5,244	0.04	0.03
As adjusted for items above	$5,433	$50,611	$46,456	$0.31	$0.31

	Six Months Ended September 30, 2015
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (loss) (1)	Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$(686)	$(1,385)	$(1,385)	$(0.01)	$(0.01)
Stock-based compensation	34,271	21,704	21,704	0.15	0.14
Restructuring and other items(3)	4,207	2,711	2,711	0.02	0.02
Start-up losses of new business initiatives(6)	3,478	2,241	2,241	0.02	0.01
Backstopped prints and advertising expense	(6,813)	(4,315)	(4,315)	(0.03)	(0.03)
As adjusted for items above	$34,457	$20,956	$20,956	$0.14	$0.14
______________________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

(1)	Represents amounts net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(2)	Represents the net income (loss) amount adjusted for the portion attributable to noncontrolling interest, if any.

(3)	Restructuring and other items include amounts presented in Adjusted EBITDA.

(4)
Represents the non-cash imputed interest charge presented in Adjusted EBITDA net of the related interest income. The amount is a deduction from net income because the interest income exceeded the charge in the quarter.

(5)
Purchase accounting and related adjustments include amounts presented in Adjusted EBITDA, plus $0.8 million and $1.6 million in the three and six months ended September 30, 2016, respectively, of incremental depreciation and amortization expense associated with the non-cash fair value adjustments to property and equipment and intangible assets resulting from the application of purchase accounting related to the acquisition of Pilgrim Media Group.

(6)
Start-up losses of new business initiatives include amounts presented in Adjusted EBITDA, plus $0.6 million and $1.2 million, respectively, for the depreciation expense associated with these entities for the three and six months ended September 30, 2016.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments are determined based on the distinct nature of their operations and each segment is a strategic business unit that offers different products and services and is managed separately. The Company has two reportable business segments as of September 30, 2016: Motion Pictures and Television Production.
Motion Pictures consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming.

Segment information by business unit is as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Amounts in thousands)
Segment revenues
Motion Pictures	$464,398	$353,929	$826,875	$629,317
Television Production	175,136	122,830	366,234	256,383
	$639,534	$476,759	$1,193,109	$885,700
Gross segment contribution
Motion Pictures	$27,700	$18,376	$84,133	$98,000
Television Production	20,325	9,554	38,069	32,703
	$48,025	$27,930	$122,202	$130,703
Segment general and administration
Motion Pictures	$21,078	$18,766	$42,096	$36,967
Television Production	8,233	4,521	15,034	8,903
	$29,311	$23,287	$57,130	$45,870
Segment profit (loss)
Motion Pictures	$6,622	$(390)	$42,037	$61,033
Television Production	12,092	5,033	23,035	23,800
	$18,714	$4,643	$65,072	$84,833

Gross segment contribution is defined as segment revenue less segment direct operating and distribution and marketing expenses, and excludes purchase accounting and related adjustments, start-up costs of new business initiatives, non-cash imputed interest charge, and backstopped prints and advertising ("P&A") expense. Gross segment contribution amounts for the three and six months ended September 30, 2015 reflect the reclassification of $2.9 million and $6.8 million, respectively, of backstopped P&A from Motion Pictures distribution and marketing expenses in order to be consistent with the current period presentation.
Segment profit is defined as gross segment contribution less segment general and administration expenses. The reconciliation of total segment profit to the Company’s loss before income taxes is as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Amounts in thousands)
Company’s total segment profit	$18,714	$4,643	$65,072	$84,833
Share-based compensation expense	(21,637)	(17,392)	(43,817)	(34,271)
Restructuring and other items(1)	(10,257)	(4,207)	(17,688)	(4,207)
Non-cash imputed interest charge(2)	(340)	—	(961)	—
Purchase accounting and related adjustments(3)	(4,599)	—	(10,153)	—
Start-up losses of new business initiatives(4)	(8,748)	(416)	(18,318)	(416)
Backstopped prints and advertising expense(5)	(8,114)	2,879	(8,258)	6,813
General and administrative expenses for corporate and shared services	(18,837)	(22,275)	(36,102)	(43,525)
Depreciation and amortization	(4,347)	(2,520)	(9,963)	(4,350)
Operating income (loss)	(58,165)	(39,288)	(80,188)	4,877
Interest expense	(15,882)	(12,630)	(31,116)	(25,255)
Interest and other income	1,231	555	2,180	1,155
Equity interests income	1,908	7,149	12,754	18,537
Loss before income taxes	$(70,908)	$(44,214)	$(96,370)	$(686)
___________________

(1)
Restructuring and other items includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable, included in general and administrative expense. Amounts in the three and six months ended September 30, 2016 primarily represent professional fees associated with the Starz Transaction and certain severance costs, of which approximately $2.4 million are non-cash charges resulting from the acceleration of vesting of stock awards. Amounts in the three and six months ended September 30, 2015 represent pension withdrawal costs of $2.7 million related to an underfunded multi-employer pension plan that the Company is no longer participating in, and professional fees associated with certain strategic transactions.

(2)	Non-cash imputed interest charge represents a charge associated with the interest cost of long-term accounts receivable for Television Production licensed product that become due beyond one-year.

(3)
Purchase accounting and related adjustments in the three and six months ended September 30, 2016 represent the incremental amortization expense associated with the non-cash fair value adjustments on television assets of $3.3 million and $7.7 million, respectively, included in direct operating expense resulting from the application of purchase accounting and the charge of $1.3 million and $2.5 million, respectively, included in general and administrative expense related to the accretion of the noncontrolling interest discount.

(4)
Start-up losses of new business initiatives represent losses associated with the Company's direct to consumer initiatives including its subscription video-on-demand platforms. In the three and six months ended September 30, 2016, $3.2 million and $5.9 million, respectively, of the start-up losses are included in the Company's consolidated general and administrative expense (2015 - $0.4 million and $0.4 million, respectively).

(5)
Backstopped P&A represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred and expensed net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e., the P&A under these arrangements are being expensed similar to a participation cost for purposes of measuring segment profit).